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                                                                 Exhibit 99.B(i)

                                December 30, 2004


SM&R Investments, Inc.
2450 South Shore Boulevard, Suite 400
League City, Texas  77573

         RE: SM&R Investments, Inc. Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A under the Securities Act of 1933 and Post-Effective Amendment No. 25 to Such Registration Statement under the Investment Company Act of 1940 (the "Registration Statement")

Ladies and Gentlemen:

         We have acted as counsel to SM&R Investments, Inc., a corporation organized under the laws of the State of Maryland and registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, series management investment company (the "Company"). In connection with issuing this opinion, we have examined copies, either certified or otherwise proved to our satisfaction to be genuine, of the Company's Articles of Incorporation, as amended and restated and as supplemented, and such other corporate records, prospectuses, and other material we deemed necessary and appropriate as a basis for this opinion. We have assumed the authenticity of all documents, and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies. We issue this opinion based on and in reliance on the foregoing and subject to the assumptions, limitations, and qualifications set forth herein.

         Subject to the continuing effectiveness of the Company's Registration Statement and compliance with applicable state securities laws (as to either of which we express no opinion), and assuming the continued valid existence of the Company under the laws of the State of Maryland, upon the issuance of the Company's shares for a consideration not less than the par value thereof, as required by the laws of the State of Maryland, and for the net asset value thereof, as required by the 1940 Act, and in accordance with the terms of the Registration Statement, and each subsequent post-effective amendment to the Registration Statement, it is our opinion that such shares, when sold, issued and paid for as described in the prospectus included in the Registration Statement, will be legally issued, fully paid and non-assessable.

         We assume that the Company will not sell more than the 6,000,000,000 shares authorized, nor sell more than the 200,000,000 shares authorized for the SM&R Alger Technology Fund, the 200,000,000 shares authorized for the SM&R Alger Aggressive Growth Fund, the 200,000,000 shares authorized for the SM&R Alger Small-Cap Fund, the 200,000,000 shares authorized for the SM&R Alger Growth Fund, the 170,000,000 shares authorized for the SM&R Growth Fund, the 150,000,000 shares authorized for the SM&R Equity Income Fund, the 100,000,000 shares authorized for the SM&R Balanced Fund, the 223,001,150 shares authorized for the SM&R Government Bond Fund, the 221,000,101 shares authorized for the SM&R Tax Free Fund, 2,176,000,000 shares authorized for the SM&R Primary Fund, and 2,000,000,000 shares authorized for the SM&R Money Market Fund, by its Amended and Restated Articles of Incorporation and Articles Supplementary.

         We consent to the attachment of this opinion to the Registration Statement, and we consent to the reference to our firm as counsel in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

         We are members of the State Bar of Texas and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of Texas. We note that we are not licensed to practice law in the State of Maryland, and to the extent that any opinion herein involves the laws of the State of Maryland, such opinion should be understood to be based solely on our review of the documents referred to above and the published statutes of the State of Maryland.

                                    Yours very truly,


                                    /s/ Greer, Herz & Adams, L.L.P.